UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          BMX ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                    061459509
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                              POST OFFICE BOX 10857
                        STAMFORD, CONNECTICUT 06904-1857
                            UNITED STATES OF AMERICA

Securities to be registered pursuant to Section 12(b) of the Act:

CLASS A COMMON STOCK           OVER-THE-COUNTER  (BULLETIN BOARDS)
(Class to be so registered)   (Exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.

Securities Act registration statement file to which this form relates: File Number 021-52639

                              CLASS A COMMON STOCK
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of  Registrant's Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (229.202 of this chapter) or Item 202 of Regulation S-B (228.202 of this chapter), as applicable.

The description will be included in the form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act (230.424 (b) this chapter), this registration statement shall state such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

Item 2. Exhibits.

                          BMX ENTERTAINMENT CORPORATION

               DELAWARE                                      061459509
STATE OF OTHER JURISDICATION OF INCORPORATION        EMPLOYER IDENTIFICATION NO.


                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ________________________
                                   PROSPECTUS

  SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES ACT OF 1934
                        COMMISSION FILE NUMBER 021-52639
                     ACCESSION NUMBER: 9999999997-03-004581

                             SIC NUMBER: 3672 / 7812

                                   PROSPECTUS
           The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus.
            Any representation to the contrary is a criminal offense.

     NOTICE  TO  READER

     Any representation or warranty that may be made by anyone other than as contained in this document is unauthorized and may not be relied. Any offering is made in reliance on the registration provided by Section 12(b) of the Securities Act of 1934.

     If an investment occurs as a result from the issuance of this prospectus, the investment has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this document.

     Any investment offered herein involves a high degree of risk (see "Risk Factors"). Investing in the shares covered by this prospectus involves a high degree of risk. Any investment in a small, emerging growth company, preferably early in the corporate begins, before a company becomes widely recognized. Investors should be aware that they maybe required to bear the financial risks of an investment in the securities for an indefinite period of time.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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          Table  of  Contents

          Prospectus Summary
          The Offering
          Risk Factors
          Forward-Looking Statements
          Use Of Proceeds
          Dilution
          Plan Of Distribution
          Management's Discussion And Analysis Or Plan Of Operation Description Of Business
          Management
          Description Of Property
          Legal Proceedings
          Principal Stockholders
          Certain Relationships And Related Transactions
          Market Price Of And Dividends On The Registrant's
          And Other Stockholder Matter
          Description Of Securities
          Experts
          Legal Matters
          How To Get More Information
          Financial Statements


     PROSPECTUS  SUMMARY

     BMX Entertainment Corporation, ("the Company") BMXE, was incorporated in the state of Delaware, USA on April 11, 2000, pursuant to the laws of the State of Delaware for the purpose of identifying and developing musical artists and to produce music & music video to sell in traditional retail and online outlets. The Company will market music products utilizing new strategies such as electronic, wireless and digital distribution and through innovative promotion of products while providing company business information directly to consumers. There are currently negotiations are taking place with a major company for distribution globally. The Company intends to eventually provide in-house graphic design with production and printing capabilities for cassettes, CDs, DVDs, Video products and associated promotional material. The Company is committed to refining and extending the advantages of its direct sales approach by moving even greater volumes of its products, sales, merchandise and information over the internet. With the development of language translations and customer service representatives will have quicker response times to email issues and potential sales.

     Use of proceed statements:
     The Company is filing this registration statement on a voluntary basis, in pursuant to section 12(g) of the Securities Exchange Act of 1934, in order to ensure that public information is readily accessible to all shareholders and potential investors, and to increase the Company's access to financial market. In the event the Company's obligation to file periodic reports is suspended to the Exchange Act, the Company anticipates that continue to voluntary file such reports.

     The Company will pursue market share in the recording, video, and related entertainment industries through the development, advertising, marketing and promotion of complementary divisions. The Company will be actively engaged in the advertising, marketing and promotion of its recording artists and other products currently under development. Proceeds will be used to facilitate the anticipated assignment of any revenue rights as well as to increase the value, good faith and marketability associated with the Company's name, and the Company's recording artists and other products and/or services developed.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


     THE  OFFERINGS

     In compliance with applicable requirements under the 1934 Act or rules of the commission or any self regulatory organization with respect to financial responsibility of investor securities. It is in the public interest and appropriate for the protection of investors and maintenance of a fair and orderly market to improve significantly the information available to brokers, dealers, investors and regulators with respect to quotations for transactions in stock. This offering relates to the sale of 11,430,000 shares of common stock of the Company.

     COMMON STOCK OFFERED . .  11,430,000 Shares
     OFFERING PRICE . . . . .  Market price
     COMMON STOCK OUTSTANDING  75,000,000 authorized
     USE OF PROCEEDS. . . . .  (see Use of Proceeds section)
     OVER-THE COUNTER BULLETIN BOARD/SYMBOL: BMXE


     RISK  FACTORS

     Investing in the shares covered by this prospectus involves a high degree of risk. Consider carefully the risk factors that begin in this prospectus. Stocks of smaller companies are subject to more abrupt or erratic price movements than larger companies. Consider your investment goals and tolerance for risk. The stock market as a whole can decline for many reasons, including political or economic developments.

     An investment in the Company is highly speculative and involves a high degree of risk. As a result, any investment offered hereby, should be considered only by persons who can afford a loss of their entire investment. This prospectus contains certain forward-looking statements. Actual results of certain of the risk factors set forth below and elsewhere in this prospectus.

     The Company conduct should be in compliance of corporate governance. In accordance with the acceptable auditing standards. And these new accounting standards requires, the examining, evidence supporting the amounts and disclosures in the financial statements. Attention should be directed to the following risk factors, along with other information contained in this prospectus. The order of presentation of each risk factor is not indicative of the relative importance of such factor. Moreover, the following risk factors are not necessarily exhaustive of the risk factors to be considered in making an investment decision.

     Each prospective investor and his purchaser representative, if any, shall have the opportunity to ask questions of, and receive answers from, the Company or a person acting on behalf of the Company concerning the issuer and any revenant matters, and to obtain any additional information necessary to verify the accuracy of the information herein set forth, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

     FORWARD-LOOKING  STATEMENTS

     This prospectus contains forward looking statements and information that are based on management's beliefs as well as assumptions made by, and information currently available to management. When used in this prospectus, words such as "anticipate", "believe", "estimate", "expect", and depending on the context, "will" and similar expressions are intended to identify the forward looking statements. Such statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the specific risk factors. Should one or more of these risk or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimate or expected. The Company does not intend to update these forward-looking statements and information.

     USE OF PROCEEDS
     In order to accommodate anticipated growth and to compete effectively in its markets, the Company will be required to continue to implement and improve on its operations on a timely basis, as well as to expand, train, motivate and manage its production, distribution and promotion forces. Successful implementation of the Company's strategy also requires that the Company recruit additional key personnel in corporate management, production, systems, and sales. To expand into new products or service, or establish business, from the sales of shares raised by a public company. These funds will allow the Company to go directly into production of some the artists it currently has under contract.
     The use of proceeds set forth below for illustrative purposes. Administrative Expenses
     Sales and Marketing
     Production
     Accounting
     Consulting
     Development
     Working Capital

     DILUTION
     The net tangible book value of the Company as of this year has not been determined. Net tangible book value per share is determined by dividing the tangible assets less the total liabilities by the number of outstanding shares of our common stock.

     PLAN OF DISTRIBUTION
     Under the securities laws of certain states the shares of common stock may be sold in registered or licensed brokers or dealers. The selling stockholders are advised to ensure dealers or agents effecting transactions on behalf of the selling stockholders are registered states. The shares covered by this prospectus may be sold by sold by the selling stockholders. The proceeds to the selling stockholders hereby will be the prices at which such securities are sold, less any commissions. There is no assurance that the selling stockholders will sell any or all of the shares offered hereby.

     The following methods including with, ordinary brokerage transactions and with transactions in which the broker purchases one or more transactions. On which the price of shares of common stock are quoted on the over-the-counter market or in any other market in which the price of our shares are sold.

     Market prices vary at the time of sale or at negotiations will be determine by the selling stockholders. If the selling stockholder effects such transactions by stock to or through underwriter, broker compensation. In the form of, stock discounts, concessions or commissions, from the sale of common stock. The Company agreed to indemnity the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the securities act.

     One or more stock exchanges, for over the counter market or on any other market or stock exchange. Which the shares may be listed in the future in pursuant to and in accordance with the applicable selling price of shares may be at market prices. At the time of sale, such prices relating to prevailing markets or at an negotiated price. The selling stockholders and any agents, brokers-dealers or underwriters, that participated in the distribution of the shares. May be deemed to be underwriters, and any profit on the sale of the shares by them, and any discounts, commissions, or concessions received by them. May be deemed to be underwriting commission or discounts under the Securities Act.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The Company will pursue market share in the recording , video, and related entertainment industries through the development, advertising, marketing, and promotion of complementary divisions. The Company will be actively engaged in the advertising, marketing and promotion of our artists and other products currently under development. Proceeds will be used to facilitate the anticipated assignment of any revenue rights as well as to increase the value, good faith and marketability associated with the Company's name, and the Company's recording artists and other products and services developed. The Company need of additional funds to expand into new products or markets in establishing business opportunity. Any investment offered herein involves a high degree of risk in our discussion. The Company's will conduct, with respect to corporate governance, in accordance with the accepted of auditing standards. Those standards do require, examining, evidence, supporting the amounts and disclosures in the financial statements.

     The following information should be read in conjunction with the consolidated financial statements appearing in this prospectus. The success of the Company will be dependent among other factors, upon its ability to successfully locate recording artists, develop into new products, including graphics and printing, e-commerce and distributing of products to its targeted markets. In this regard, the Company will rely significantly upon the efforts of Management of BMX Entertainment Corporation and strategic alliances. More specifically, the Company's present distribution agreements are of pivotal importance. The Company will seek to maintain business relations and other relationships. Explore additional avenues of distribution for its products, no assurances can be given that its present and future distribution network will be able to successfully market the products that are developed by the Company. BMX Entertainment Corporation, (the Company) was incorporated in Delaware, USA on April 11, 2000, in pursuant to Securities Act of 1934. And our sole purpose for becoming a leading, international entertainment venue.

     DESCRIPTION  OF  BUSINESS
     BMX Entertainment Corporation is a prerecorded music supplier of cassette, cd, dvd. We have worked with the best performers in the business, in delivering the best product and service. Our vision is to captivate the market share worldwide in getting product to our customers. Music crosses over all walks of life, its political, social, and economical. Online target market will act as promotion to reach new customers. The benefits in a online service has help us to understand peoples taste so we can better our products. In the past two years the industry experienced a 20% growth. The Company has affiliates with organizations, that has given us more support, and creditability. Were listed with more than 25% of the major events, in the US and a broad on every month of the calendar year. The Company is committed to creating a complete network of distribution for its products. These products will be created and produced by the Company eventually in its own facilities, but initially at rented studios.
     Once the Company has reached its goals and fully operational. The Company will eventually maintain its own recording studios, as well as a graphic design and printing facility. These will be a benefit to our contracted artists and service to other companies. The Company intends to employ the necessary specialists in such areas as technology, data analysis, design, manufacturing, plus management. At our new facilities we are able to produce and service all in house orders. A wide range of products and services to produce and manufactured in house, such as digital business cards, compact disks, dvds, video, cassette, and a full service graphic arts department.

     MANAGEMENT
     The following persons are the current executive officers and directors of the Company.

     Mauris Griffin - Chairman of the Board and CEO
     Daphne Johnson - President/Director
     Sandra Davis - Vice President
     Debra Cotton - Secretary
     Ruby Strickland - Treasury

     Directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors, and subject to existing employment and consulting agreement, serve at the discretion of the Board.

     Mauris Griffin - Bio
     Mr. Griffin has chosen his hometown of beautiful Stamford, Connecticut, only forty-five minutes from New York City, New York (Manhattan), as the location to headquarter BMX Entertainment Corporation. He has done this with the blessing of Mayor Daniel Malloy, who has embraced the idea of growth in the entertainment business in the area, and the opportunities the Company will provide. The Mayor has committed to a bonus, per hiring personnel in order to create employment (jobs) for area residents, and has most graciously offered and committed to an eighty percent tax break for the Company.
     In 1990, Mr. Griffin was going through the voting process for many different prestigious organizations, such as RIAA, which is headed by Mrs. Hillary Rosen, and in 1993 BMX was able to issue out gold and platinum records for sales from 500,000 - 1,000,000 copies sold by our artists.

     Another prestigious organization such as NARAS, which is headed by Mr. Michael Greene, in 1994, enabled BMX artists to participate in the voting process in order to receive a Grammy. We had five categories including R&B, Pop, Spanish and Reggae in the first two years.
     NARM, yet another very prestigious organization headed by Mrs. Holly Rosum, in 1994 entitled BMX to have a relationship with all domestic retail chains and merchandising campaigns, coordinated with the American Music Awards and MTV awards. Following the above, more highly prominent organizations such as NATAS, headed by Mr. Ralph M. Baruch, who is also the President of Viacom, in 1994, enabled us to be a part of the Emmy events and also gave us the opportunity to get our music on cable, television and also in the movies. The list of well known, prestigious and honorable organizations goes on and on with many other numerous organizations that we have had the honor of being affiliated with. The organization NARM and Mr. Griffin were responsible for getting the vote passed by President William Clinton to September, Classical Music Month and also passed that every CD produced in the United States have a sticker for explicit lyrics.
     Mr. Griffin has attended numerous fundraisers such as the New York City, Meals On Wheels, Jackie Kennedy-Onassis Foundation fundraiser, Musicares (honoring Grammy Artists each year), B'NAI BRITH Foundation fundraisers, etc. Throughout the years Mr. Griffin has judge for the National and International movie/television programming for prestigious awards in this field. He was also invited by the United Nations to represent the NARAS organization in changing the way television is viewed by children to prevent television violence for domestic and international audiences. There is nothing left for Mr. Griffin to be par of, except to become a member of the Oscar Organization, and to get a motion picture association affiliation.

     Daphne Johnson - Bio
     Is presently a Senior Executive/Vice President overseeing operations, management, strategic planning and business development at Crescent Mortgage Company. Formerly was an Administrative Officer closing audit and loan portfolios at Chemical Financial Corporation. Prior to this Mrs. Johnson was employed at Liberty Mortgage Corporation where her duties included negotiations of loan packages with a growth of 10 million dollars profitability. As an executive with a great deal of experience, Mrs. Johnson holds an MBA in finance, marketing and computer science.

     Sandra Davis - Bio
     Assistant Chief Investigator for the Fulton County Public Defender, in Atlanta, Georgia. Mrs. Davis has over ten years of experience in the justice system, government and private industry. Mrs. Davis has a Bachelor's degree for Sociology concentration of Administration of Justice. Her primary responsibilities have been conducting investigations and handling high profile cases, coordinating investigations and trail preparations and trail strategies for attorneys.

     Debra Cotton - Bio
     Has over 10 years of experience in the Customer Service field. Ms. Cotton attended Norwalk Community College, Norwalk, Ct., to obtain a broad band of skills. Ms. Cotton has a Bachelor of Arts degree in Computer Systems Analysis and Technical Software. Attended classes at Dekalb College in Atlanta, Ga. Taking more courses both technology related and in people/stress field of human relations and management, which benefit her in today's challenging workplace. Ms. Cotton was employed by, Attachmate Corporation in Alpharetta, Ga. There she managed analysis, scheduling resolution techniques for corporate accounts. She has a broad knowledge of system analysis and technical software.

     Ruby Strickland - Bio
     Holds a degree from Branell College, Sandy Springs, Ga. In Computerized Accounting. And is a certified computerized accountant. Mrs. Strickland was a Senior Accountants Payable Specialist at Louis Dreyfus and was a Senior Account Director for Road Trac in Ga. Southeastern Fabricare Association, a multi million-dollar base business where she specialized in accounts payable/receivable, billing and payroll also doing preparation of consolidated monthly financial reports.

     As requested all directors are asked to under go background checks for the past ten years.

     DESCRIPTION OF PROPERTY
     The Company is located in Stamford, Connecticut, just 30 miles outside of Manhattan, NYC. The Company does not own property at this time. The Company plans to own its facilities that will produce compact discs, DVD's, full service graphic arts services. It is intended that all will be produced and shipped directly and expediently from the Company's facilities in Stamford, Ct.

     LEGAL PROCEEDINGS
     No legal proceedings are pending to which the Company or any of its property is subject. To the knowledge of the Company, there are no such proceedings threatened.

     PRINCIPAL STOCKHOLDERS
     Mauris Griffin
     Daphne Johnson
     Sandra Davis
     Debra Cotton
     Ruby Strickland
     Griffin LLC

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In bettering our relationship with the shareholders of the Company. The Board of Directors had agreed to appoint an Advisory Board to the Company. They bring expertise from specialize fields such as: entertainment, financial, e-commerce technology and other relevant industries that will assist the Company in achieving its business plan objectives and its goal for profit. The Company does not maintain liability insurance coverage at this present time for products liability covering the material produced in its recordings. There can no assurance that the Company will not experience these kinds of liability claims and costs in the future. Which will not be fully or substantially insured or that insurance coverage will be available at a acceptable cost. There can be no assurance that an uninsured claim will not have an adverse effect on the Company's business, operations, and prospects. The Company will, how ever, maintain property damage and liability policies covering its office and production facilities.

     MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
     The Securities and Exchange Commission has a Rule 15g-9, which established the definition of a "penny stock", for purpose relevant to the Company. As a equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. At this time securities has not been valued at any price. The registrant's common stock is not quoted at the present time. Disclosure also has to be made about the risks of investing in the penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. For any transaction involving a penny stock, unless exempt, the rules require: that a broker or dealer approve a person's account for transaction, setting forward the identity a written agreement to the penny stock to be purchased.

     AND OTHER STOCKHOLDER MATTER
     Salesperson, dealer or any other person has not been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus doe not constitute an offer to sell or solicitation of an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that herein is correct as of any time subsequent to the date of this prospectus.

     DESCRIPTION OF SECURITIES
     Securities Exchange Act of 1934 requires that issuers, subject to certain exemptions, with SEC if they want to have their securities traded on a national exchange. Issuers of securities registered under the 1934 Act must file various reports with SEC in order to provide the public with adequate information about the Company, with publicly traded stocks. The 1934 Act also regulates proxy solicitation and requires that certain information be given to a corporation's shareholders as a prerequisite to soliciting votes. The 1934 Act permits the SEC to promulgate rules and regulations to protect the public and investors by prohibiting manipulative or deceptive devices or contrivances via mails or other means of interstate commerce. Rule 10b-5 of the 1934 Act protects against insider trading. The stock exchange provides a place, rules, and procedures for buying and selling securities. Securities sold and bought on a stock exchange, a company must list its securities on a given exchange. Stock exchange rules are subject to approval by the Securities and Exchange Commission, (SEC). All transactions that do not take place on a stock exchange are, to be executed in the over-the-counter market, which is residual securities market. Only dealers and brokers who are registered with the SEC may engage in securities business both on stock exchanges and over-the-counter market. Most of the broker-dealers serving are members of the National Association of Securities Dealers (NASD), a national securities association registered with SEC.


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     EXPERTS
     Compiled in this prospectus to report in the years ended of December 31, 1999 and 1998 and the related statements of operations, changes in the shareholder's equity and cash flows for the years ended. In accordance with statements for standard on Accounting and Review services, issued by the American Institute of Certified Public Accountants.

     LEGAL MATTERS
     The Company employs the legal services of Guy Brooks, Coronado Capital Investments, Inc.

     HOW TO GET MORE INFORMATION
     Should any potential investor or his representative desire any additional information regarding the Company or review any of the underlying documents referred to herein, they may do so by requesting such material.

     FINANCIAL STATEMENTS
     Assumptions related to sales and net revenues based on domestic sales on the average wholesale selling price of $9.95 of CD and cassette units. Each individual artist with an average 10k units are protected during the initial promotion period and that period will twelve (12) to fifteen (15) months, with minor ongoing sales thereafter. Compilations are projected at approximately 40k units each when first released with minor ongoing sales. Assumptions related to cost of sales includes costs that are directly related to the volume of cd and cassettes. This includes design and packaging costs. Other costs include the copyright fees paid to the publisher/writer of each single, an allowance for all of the above that would be incurred for any returns.

     Advertising and promotion costs relate to domestic cd albums sold. The Company considered the video venues where single releases would be promoted and anticipated. The costs needed to promote each single release are based on volumes. Costs were coordinated with sales levels to maximize profitability per cd album, rather than a flat cost per album. Cd albums are projected to have 1-3 singles released on an average of 2 per cd albums. Music videos are anticipated at an average of 1 (single) per cd album, excluding holiday cd albums and soundtracks since the movie producer creates the sound track. All single releases receive promotional support for radio stations that report to the Company. Not all single releases will achieve hot status. Therefore, the costs to promote on the radio stations that report to R&R, urban AC contemporary hit radio were coordinated with anticipated sales levels.

     Retail advertising for cd albums was projected at costs based on volumes. The Company also provided for trade advertising based on single releases, costs for downloads, giveaways and other costs based on cd albums released, publicity, overall budgets for dance, inspirational, internet formats, etc. The resultant costs were reviewed along with sales volumes projected, in anticipated cd album releases: also, for an overall average cost of advertising and promotion per cd albums sold, especially in the costly areas of retail advertising and audio promotion.

     The music industry involves a substantial degree of risk, as a result, the company cannot assure the financial success of any particular artist. The timing of success or the popularity of any particular artist and its commercial success is primarily determined by consumer taste, which is unpredictable and constantly changing. Results of this operation are subject to seasonal variations. Revenues for music products when shipped to retailers in anticipation of holiday sales, retailers purchase products from us prior to December. Our products are sold on a returnable basis, which is standard in the music industry. A plan to set reserves for future returns of products estimates, based on return policies. If any increases in returns over estimates may occur, our business as result could affect operations and financial conditions.

     Requirements of audited financials statements may disqualify business opportunities. Management believes that any potential goal of the Company must provide audited financials statements for review, and for the protection of all parties to the business. More attractive opportunities may forego with the Company. It may require complicated estimates and calculations and can result in long delays in recovering expenses. Typically when there are considerable startup costs and less current income but there are expectations of greater income in the future.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed, thereto duly authorized.

(Registrant) BMX ENTERTAINMENT CORPORATION

Date: December 4, 2004

By: Mauris Griffin Chief Executive Officer

                           INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.


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